Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Arizona Premium Income Municipal Fund, Inc.
33-53320
811-07278

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies.

Voting results for the new Fundamental Investment
Policies are as follows:

To approve the elimination of the
 fundamental policies relating to
investments in municipal
securities and below investment
grade securities.
 Common and MuniPreferred shares
 voting together as a class
  MuniPreferred shares voting
together as a class
   For
             2,087,727
                          251
   Against
                187,895
                            39
   Abstain
                  60,519
                              8
   Broker Non-Votes
                460,650
                          421
      Total
             2,796,791
                          719



To approve the new fundamental
 policy relating to investments in
municipal securities.


   For
             2,121,019
                          251
   Against
                161,571
                            39
   Abstain
                  53,551
                              8
   Broker Non-Votes
                460,650
                          421
      Total
             2,796,791
                          719



To approve the elimination of the
fundamental policy prohibiting
investment in other investment
companies.


   For
             2,108,749
                          249
   Against
                168,830
                            39
   Abstain
                  58,562
                            10
   Broker Non-Votes
                460,650
                          421
      Total
             2,796,791
                          719



To approve the new fundamental
 policy relating to commodities.


   For
             2,096,155
                          249
   Against
                178,482
                            39
   Abstain
                  61,504
                            10
   Broker Non-Votes
                460,650
                          421
      Total
             2,796,791
                          719



To approve the elimination of the
fundamental policies relating to
derivatives and short sales.


   For
             2,089,706
                          221
   Against
                176,141
                            67
   Abstain
                  70,294
                            10
   Broker Non-Votes
                460,650
                          421
      Total
             2,796,791
                          719



To approve the new fundamental
 policy relating to commodities.


   For
             2,085,825
                          249
   Against
                188,332
                            39
   Abstain
                  61,984
                            10
   Broker Non-Votes
                460,650
                          421
      Total
             2,796,791
                          719

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 000090137-08-012580.